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                                                                   EXHIBIT 10.25
                             EMPLOYMENT AGREEMENT
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     THIS AGREEMENT, dated as of December 20, 1999 (this "Agreement") by and between HDE, Inc. (the "Company"), a Washington corporation, and Gordon L.
Hanson (the "Executive").

                                R E C I T A L S
                                - - - - - - - -

     A. The Executive is currently employed as the President of the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

     B. The Company is currently contemplating a merger (the "Merger") with a wholly owned subsidiary of Peerless Systems Corporation ("Peerless");

     C. The Company desires to assure itself of both present and future continuity of management in light of the Merger and subsequent to the Merger; and

     D. The Company desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1.  At-Will Employment.  Subject to the terms and conditions of this
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Agreement, the Company agrees to continue to employ Executive on an at-will basis and Executive agrees to remain in the employ of the Company on an at-will basis. With respect to periods following the Merger, references to the "Company" shall include the surviving corporate parent in the Merger.

         2.  Position.  During his employment with the Company, Executive
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agrees to serve the Company, and the Company shall employ Executive, as Vice
President and General Manager, Imaging Products Division, or in such other comparable or superior executive capacity or capacities as may be specified from time to time by the Chief Executive Officer of the Company.

         3.  Operation Dates of Agreement; and Duties.
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             (1)  Operative Dates of Agreement. This Agreement shall be binding
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upon the parties hereto immediately upon its execution, but, anything in this
Agreement to the contrary notwithstanding, the operative provisions of this Agreement shall not be effective unless
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and until the Merger is consummated. Upon the closing of the Merger, without further action, this Agreement shall become immediately in effect. After the operative date, this Agreement shall continue in effect during Executive's employment with the Company until the first (1st) anniversary of the closing date of the Merger, at which time this Agreement shall automatically terminate without further action.

              (2)  Duties.  During his employment under this Agreement, and
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except for illness, vacation periods and leaves of absence, all in accordance with the policies and procedures of Peerless in effect from time to time, Executive shall devote his best efforts and substantially all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs exist immediately following consummation of the Merger and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company; provided, however, that, with the approval of the Chief Executive
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Officer of the Company (which shall not be unreasonably withheld), Executive may serve, or continue to serve, on the boards of directors of, or hold any other offices or positions in, companies or organizations which, in such officer's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be performed by Executive hereunder are to be substantially rendered in the State of Washington.

          4.  Compensation and Reimbursement of Expenses;
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              Other Benefits;
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              (1)  Compensation.  During his employment under this Agreement,
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Executive shall be paid a salary at the rate of $150,000.00 per year, or such higher salary as may be from time to time approved by the Board of Directors (or any duly authorized committee thereof) of the Company ("Base Salary"), plus such additional incentive compensation, if any, as may be voted to him yearly by the Board of Directors (or any duly authorized committee thereof).

              (2)  Reimbursement of Expenses.  The Company shall pay or
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reimburse Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

              (3)  Other Benefits.  During the period of employment under this
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Agreement, Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which
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executives are or shall become eligible, when and as he becomes eligible therefor, including, without limitation, three weeks of paid vacation.

              (4)  Stock Options.  Executive shall be granted an option with
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respect to 65,000 shares of Peerless common stock (the "Base Amount") which is to vest over a four year period in equal annual amounts of 16,250 shares, with the first vesting date occurring on the date that is one year from the closing date of the Merger, and the remaining vesting dates occurring on each subsequent anniversary of such closing date. The grant will be effective upon the closing of the Merger, and the exercise price shall be equal to the closing price of the common stock of Peerless on the Nasdaq National Market on the business day immediately following consummation of the Merger. As long as the Executive remains an executive of the Corporation, Executive shall also be eligible to participate in the long term stock option incentive stock option program under the Peerless' Executive Compensation Plan, as made available and in accordance with the policies and procedures of said Plan.

              (5)  Bonus.  Provided that the total cash and cash equivalents
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reflected in the Final Closing Balance Sheet is greater than the Minimum Cash
Balance (as such items are defined in the Merger Agreement), Executive shall be entitled to receive a one-time cash bonus in an amount equal to such excess. Executive shall also be eligible to receive an annual bonus, up to a maximum of fifty thousand dollars ($50,000), based upon earnings per share goals for the entire company, as may be determined by the Board of Directors of the Company.

          5.  Termination.
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              (1)  For Cause.  Notwithstanding anything herein to the contrary,
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and specifically reiterating the at-will nature of Executive's employment, which can be terminated by either Executive or Company for any reason or no reason without advance notice, the Company may, without liability, also terminate Executive's employment hereunder for Cause (as defined herein) at any time upon written notice from the Board of Directors (or any duly authorized committee thereof). As used herein, Cause shall mean the occurrence of any of the following events: (i) Executive's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by Executive toward the Company involving personal dishonesty, theft or fraud in connection with Executive's duties as an officer of the Company; or (iii) Executive's willful failure to abide by or follow lawful directions of the Board of Directors that is not cured after notice to the Executive. If the Company terminates Executive's employment for Cause, Executive's right to compensation under this Agreement will terminate as of the date of such termination and all of the Company's obligations hereunder shall immediately cease and terminate, except that Executive shall be entitled to receive all compensation to which he is due under federal and state law or pursuant to Company policy up through and including the date of termination.
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              (2)  Death.  If Executive's employment hereunder is terminated by
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reason of Executive's death, Executive's (or Executive's estate's) right to compensation under this Agreement will terminate as of the date of such termination and all of the Company's obligations hereunder shall immediately cease and terminate, except that Executive's estate will be entitled to received all compensation to which Executive is due under federal and state law or pursuant to Company policy up through and including the date of termination.

              (3)  Disability.  If the Company terminates Executive's employment
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by reason of Executive's Disability (as defined herein), Executive's right to benefits under this Agreement will terminate as of the date of such termination and all of the Company's obligations hereunder shall immediately cease and terminate, except that Executive shall be entitled to receive all compensation to which Executive is due under federal and state law or pursuant to Company policy up through and including the date of termination. As used herein, Executive's Disability shall mean that, due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full-time basis for one hundred eighty (180) consecutive days, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such 180-day period) Executive shall not have returned to the performance of his duties hereunder on a full-time basis.

              (4)  Termination by the Company other than for Cause, Death, or
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Disability, or Termination by Executive for Good Reason. If the Company
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terminates Executive's employment for any reason other than for cause, death or disability, pursuant to Sections 5(a)-(c) above, or Executive terminates his employment for Good Reason (as defined herein) then, notwithstanding anything herein to the contrary and in complete satisfaction and discharge of all of its obligations to Executive hereunder, Executive shall be entitled to receive all compensation to which Executive is due under the terms of this Agreement as if the Executive had remained in the employment of the Company during the term of this Agreement as set forth in Section 3(a) hereof. For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment with the Company following the occurrence of any of the following events, without Executive's written consent thereto, provided, that Executive shall have given
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Company written notice specifying the conduct alleged to have constituted such
Good Reason and Company has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice:

                   (A) Any failure to elect or reelect or otherwise to maintain Executive in the office or the position, or a substantially equivalent office or position, of or with the Company, as described in Paragraph 2;

                   (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties described in Paragraph 3(b);

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                   (C) A reduction in Executive's Base Salary described in
     Paragraph 4(a);

                   (D) The Company requires the Executive to have his principal location of work changed to any location that is outside a one hundred
     (100) mile radius of the greater Seattle, Washington area; or

                   (E) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor.

              (5)  Termination by Executive other than for Good Reason.  If
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Executive terminates his employment hereunder for any reason other than for Good
Reason, Executive shall be entitled to receive all compensation to which Executive is due under federal and state law or pursuant to Company policy up through and including the date of termination.

          6.  Obligations of Executive During and After Employment.
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              (1)  Executive agrees that during his employment under this
Agreement, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company, without the prior written consent of the Chief Executive Officer of the Company.

              (2) Executive acknowledges and agrees that (i) during the course of his employment Executive will have produced and/or have access to confidential information, records, notebooks, data, formulae, specifications, trade secrets, customer lists and secret inventions and processes of Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would constitute unfair competition with Company. Executive promises and agrees not to engage in any unfair competition with Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment by Company, or by an affiliated company, Executive agrees to hold in confidence and not, directly or indirectly, disclose, use, copy or make lists of any such information, except to the extent expressly authorized by Company in writing. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Company, or of an affiliated company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to Company upon termination of employment with Company and its affiliated companies. This paragraph 6(b) shall survive the termination or expiration of this Agreement.
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          7.  General Provisions.
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              (1)  Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or subject to the claims of Company's creditors. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

              (2) This Agreement and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4 constitute the entire agreement between the parties hereto in respect of the employment of Executive by Company. This Agreement supersedes and replaces all other prior oral and written agreements, understandings, commitments, and practices between the parties.

              (3) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in Northern California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements.

              (4) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

              (5) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

              (6) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

              (7) If, but for one or more provisions of this Agreement, the Merger would qualify for "pooling of interests" accounting treatment, then (A) this Agreement shall, to the extent practicable, be interpreted and/or reduced in scope or effect to the extent necessary to permit such accounting treatment, and (B) to the extent that the application of clause (A) of this
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Section 8(g) does not preserve the availability of such accounting treatment, then, to the extent that any provision of this Agreement would disqualify the Merger as a "pooling" transaction (including, if applicable, the entire Agreement), such provision shall be null and void as of the effective date hereof. All determinations under this Section 8(g) shall be made by the accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the consummation of the Merger.

              IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


                                              HDE, Inc.



                                              By /s/ Edward A. Gavaldon
                                                -----------------------
                                              Name:  Edward A. Gavaldon
                                              Title:  President


                                              EXECUTIVE


                                              By /s/ Gordon L. Hanson
                                                 --------------------
                                              Name:  Gordon L. Hanson